Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS SECOND QUARTER FISCAL 2024 RESULTS

RAISING NET SALES, EARNINGS AND CASH FLOW GUIDANCE

RADNOR, Pa. – November 7, 2023 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its second quarter of fiscal 2024, which ended September 30, 2023.

Second Quarter Fiscal 2024

•
Net sales of $354.1 million; Organic sales growth of 16%
•
Operating income of $34.3 million with operating margin of 9.7%; adjusted operating income of $37.1 million with adjusted operating margin of 10.5%
•
Net loss of ($1.3) million, or ($0.02) per share; adjusted net income of $0.9 million, or $0.01 per diluted share
•
Adjusted EBITDAP of $46.4 million with Adjusted EBITDAP margin of 13.1%

Fiscal 2024 Guidance

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Raising net sales to a range of $1.43 billion to $1.47 billion, reflecting 10 - 13% organic growth, up from prior guidance of approximately $1.39 billion to $1.43 billion
•
Updating operating income to a range of $152.0 million to $167.0 million, reflecting operating margin of 11%
•
Raising adjusted EBITDAP to a range of $216.0 million to $231.0 million, reflecting Adjusted EBITDAP margin of 15 - 16%, up from prior guidance of $210.0 million to $225.0 million
•
Raising expected cash flow from operations to a range of $65.0 million to $85.0 million; free cash flow of $40.0 million to $55.0 million

“TRIUMPH generated its sixth consecutive quarter of year over year organic sales growth driven by continued strong commercial aftermarket demand," said Dan Crowley, TRIUMPH’s chairman, president, and chief executive officer. “Free cash use was in line with our expectations. We continue to expect free cash flow to improve over the course of the year, as the first half working capital build supports our higher second half deliveries. Backlog is at its highest level since March 2020 and TRIUMPH is well positioned to continue to grow organically and improve profitability, while also benefiting from the positive trends across our end markets.”

Mr. Crowley continued, "As TRIUMPH focuses on generating free cash flow and deleveraging, we recently redeemed $45 million of our 2025 bonds reducing leverage and interest expense. TRIUMPH remains on track to deliver profitable growth and we are raising our full year guidance as we continue to execute on our financial and operational goals.”

Second Quarter Fiscal 2024 Overview

	Three Months Ended September 30,
($ in millions)	2023	2022
Commercial OEM	$131.0	$127.8
Military OEM	61.1	61.4
Total OEM Revenue	192.0	189.3

Commercial Aftermarket	96.4	65.1
Military Aftermarket	55.8	45.0
Total Aftermarket Revenue	152.2	110.0

Non-Aviation Revenue	9.2	7.4
Amortization of acquired contract liabilities	0.6	0.9
Total Net Sales*	$354.1	$307.6
* Differences due to rounding
Note> Aftermarket sales include both repair & overhaul services and spare parts sales.

Excluding impacts from divestitures and exited or sunsetting programs, organic Commercial OEM sales increased $5.6 million, or 4.5% primarily on production volumes on Boeing 787 and 737 programs, partially offset by a nonrecurring intellectual property transaction recognized in the prior year.

Military OEM sales were largely consistent with the year ago quarter.

Commercial Aftermarket sales increased $31.4 million, or 48.2% driven by the continued improvement in overall air travel metrics, favorably impacting both repair and overhaul services and spare part sales on an equal basis.

Military aftermarket sales increased $10.8 million, or 24.0%, all of which was organic, driven by increased sales across several fixed wing platforms and increased repairs on rotorcraft platforms.

Second quarter operating income of $34.3 million includes $1.9 million of restructuring costs and a $0.4 million true-up of the gain on sale of assets and businesses. Net loss for the second quarter of 2024 was ($1.3) million or ($0.02) per share and includes $0.7 million in debt extinguishment gain.

TRIUMPH's results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$0.4	$(1.3)	$(0.02)
Adjustments
Loss on sale of assets and businesses, net	(0.4)	(0.4)	(0.01)
Legal judgment loss	1.3	1.3	0.02
Restructuring costs	1.9	1.9	0.03
Debt extinguishment gain	(0.7)	(0.7)	(0.01)

Adjusted Income from Continuing Operations - non-GAAP	$2.6	$0.9	$0.01

The number of shares used in computing diluted income per share for the second quarter of 2024 was 76.6 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.82 billion, up 15% from prior fiscal year end. This increase was primarily on commercial OEM platforms.

For the second quarter of fiscal 2024, cash flow used in operations was ($32.2) million, which was in line with expectations previously provided and reflects semi-annual interest payments and increased working capital to support higher fiscal 2024 deliveries.

Conference Call

TRIUMPH will hold a conference call today, November 7th, at 8:30 a.m. (ET) to discuss the second quarter of fiscal 2024 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at https://www.triumphgroup.com/filings-financial/quarterly-results. An audio replay will be available from August 2nd to August 9th by calling (844) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #4433038.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, develops, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems and components. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings, operational efficiencies and organizational restructurings and our evaluation of potential adjustments to reported amounts, as described above. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF OPERATIONS	2023	2022	2023	2022
Net sales	$354,061	$307,600	$681,206	$656,984
Cost of sales (excluding depreciation shown below)	261,392	208,062	502,125	480,462
Selling, general & administrative	47,478	60,418	103,131	112,163
Depreciation & amortization	8,042	8,685	16,160	18,491
Legal judgment loss	1,338	—	1,338	—
Restructuring costs	1,942	2,152	1,942	2,851
(Gain) loss on sale of assets and businesses, net	(409)	(103,883)	12,208	(103,883)
Operating income	34,278	132,166	44,302	146,900
Interest expense and other, net	35,884	32,453	74,533	64,365
Debt modification and extinguishment gain	(688)	—	(4,079)	—
Warrant remeasurement gain	(544)	—	(8,545)	—
Non-service defined benefit income	(820)	(8,563)	(1,640)	(17,149)
Income tax expense	1,742	1,750	3,492	3,500
Net (loss) income	$(1,296)	$106,526	$(19,459)	$96,184
(Loss) earnings per share - basic:
Net (loss) income	$(0.02)	$1.64	$(0.27)	$1.48
Weighted average common shares outstanding - basic	76,447	65,036	71,368	64,946
(Loss) earnings per share - diluted:
Net (loss) income	$(0.02)	$1.63	$(0.27)	$1.47
Weighted average common shares outstanding - diluted	76,447	65,282	71,368	65,318

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited September 30, 2023	Audited March 31, 2023
Assets
Cash and cash equivalents	$169,885	$227,403
Accounts receivable, net	164,928	196,775
Contract assets	109,351	103,027
Inventory, net	434,381	389,245
Prepaid and other current assets	18,652	17,062
Current assets	897,197	933,512
Property and equipment, net	166,600	166,800
Goodwill	508,415	509,449
Intangible assets, net	69,434	73,898
Other, net	31,486	31,185
Total assets	$1,673,132	$1,714,844
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,108	$3,162
Accounts payable	154,955	197,932
Contract liabilities	39,773	44,482
Accrued expenses	116,791	151,348
Current liabilities	314,627	396,924
Long-term debt, less current portion	1,655,989	1,688,620
Accrued pension and post-retirement benefits, noncurrent	307,840	359,375
Deferred income taxes, noncurrent	7,268	7,268
Other noncurrent liabilities	55,624	60,053
Stockholders' Deficit:
Common stock, $.001 par value, 200,000,000 and 100,000,000 shares authorized, 76,835,661 and 65,432,589 shares issued and outstanding	77	65
Capital in excess of par value	1,105,673	964,741
Accumulated other comprehensive loss	(546,951)	(554,646)
Accumulated deficit	(1,227,015)	(1,207,556)
Total stockholders' deficit	(668,216)	(797,396)
Total liabilities and stockholders' deficit	$1,673,132	$1,714,844

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Six Months Ended September 30,
	2023	2022
Operating Activities
Net (loss) income	$(19,459)	$96,184
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	16,160	18,491
Amortization of acquired contract liability	(1,165)	(1,390)
Loss (gain) on sale of assets and businesses	12,208	(103,883)
Gain on modification and extinguishment of debt	(4,079)	—
Other amortization included in interest expense	2,980	3,140
Provision for credit losses	781	383
Warrants remeasurement gain	(8,532)	—
Share-based compensation	7,346	5,530
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	22,131	(5,799)
Contract assets	(6,426)	(10,910)
Inventories	(45,394)	(39,324)
Prepaid expenses and other current assets	(1,028)	756
Accounts payable, accrued expenses, and contract liabilities	(69,795)	(58,487)
Accrued pension and other postretirement benefits	(2,386)	(17,073)
Other, net	713	6
Net cash used in operating activities	(95,945)	(112,376)
Investing Activities
Capital expenditures	(11,028)	(7,167)
Payments on sale of assets and businesses	(6,785)	(6,161)
Investment in joint venture	(1,527)	—
Net cash used in investing activities	(19,340)	(13,328)
Financing Activities
Proceeds from issuance of long-term debt	2,000	—
Retirement of debt and finance lease obligations	(19,865)	(1,809)
Payment of deferred financing costs	(1,578)	—
Proceeds on issuance of common stock, net of issuance costs	79,961	—
Repurchase of shares for share-based compensation minimum tax obligation	(1,282)	(3,490)
Net cash provided by (used in) financing activities	59,236	(5,299)
Effect of exchange rate changes on cash	(1,469)	(5,425)
Net change in cash and cash equivalents	(57,518)	(136,428)
Cash and cash equivalents at beginning of period	227,403	240,878
Cash and cash equivalents at end of period	$169,885	$104,450

(CONTINUED)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
SEGMENT DATA	2023	2022	2023	2022
Net sales:
Systems & Support	$318,795	$274,198	$609,370	$528,841
Interiors	35,293	33,410	71,876	128,163
Elimination of inter-segment sales	(27)	(8)	(40)	(20)
	$354,061	$307,600	$681,206	$656,984
Operating income (loss):
Systems & Support	$54,639	$43,413	$100,423	$76,564
Interiors	(3,348)	5,924	(5,924)	3,623
Corporate	(13,289)	86,781	(42,851)	72,243
Share-based compensation expense	(3,724)	(3,952)	(7,346)	(5,530)
	$34,278	$132,166	$44,302	$146,900
Operating margin %
Systems & Support	17.1%	15.8%	16.5%	14.5%
Interiors	(9.5%)	17.7%	(8.2%)	2.8%
Consolidated	9.7%	43.0%	6.5%	22.4%

Depreciation and amortization^:
Systems & Support	$6,953	$7,507	$13,893	$15,028
Interiors	644	672	1,327	2,368
Corporate	445	506	940	1,095
	$8,042	$8,685	$16,160	$18,491
Amortization of acquired contract liabilities:
Systems & Support	$(590)	$(867)	$(1,165)	$(1,390)
	$(590)	$(867)	$(1,165)	$(1,390)

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC, AND SUBSIDIARES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release annual audited and quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") rules, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our net income (loss) before interest and gains or losses on debt extinguishment, income taxes, amortization of acquired contract liabilities, consideration payable to customer related to divestitures, legal judgments and settlements, gains/loss on divestitures, gains/losses on warrant remeasurements and warrant-related transaction costs, share-based compensation expense, depreciation and amortization (including impairment of long-lived assets), other non-recurring impairments, and the effects of certain pension charges such as curtailments, settlements, withdrawals, and other early retirement incentives; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension expense or benefit (excluding pension charges already adjusted in Adjusted EBITDA). We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to such measures is net income (loss). In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income (loss) the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including net income (loss). In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income (loss) set forth below, in our earnings releases, and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income (loss) has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of noncash charges, such as depreciation and amortization, and nonoperating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts, and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared with net income from continuing operations:

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Gains or losses from sale of assets and businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units or other assets. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and Warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our Warrants and the costs associated with Warrants issuance. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Shareholder cooperation expenses may be useful for investors to consider because they represent certain costs of corporate governance that may be incurred periodically when reaching cooperative agreements with shareholders. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Legal judgments and settlements, when applicable, may be useful for investors to consider because it reflects gains or losses from disputes with third parties. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income or expense from our pension and other postretirement benefit plans (inclusive of certain pension related transactions such as curtailments, settlements, withdrawal, and early retirement or other incentives) may be useful for investors to consider because they represent the cost of postretirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the noncash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of trade names, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

•
The amount of interest expense and other, as well as debt extinguishment gains or losses, we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other and debt extinguishment gains or losses to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2023	2022	2023	2022
Net (loss) income	$(1,296)	$106,526	$(19,459)	$96,184
Add-back:
Income tax expense	1,742	1,750	3,492	3,500
Interest expense and other, net	35,884	32,453	74,533	64,365
Debt modification and extinguishment gain	(688)	—	(4,079)	—
Warrant remeasurement gain	(544)	—	(8,545)	—
Legal judgment loss	1,338	—	1,338	—
Consideration payable to customer related to divestiture	—	—	—	17,185
Shareholder cooperation expenses	—	—	1,905	—
(Gain) loss on sales of assets and businesses, net	(409)	(103,883)	12,208	(103,883)
Share-based compensation	3,724	3,952	7,346	5,530
Amortization of acquired contract liabilities	(590)	(867)	(1,165)	(1,390)
Depreciation and amortization	8,042	8,685	16,160	18,491
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$47,203	$48,616	$83,734	$99,982
Non-service defined benefit income (excluding settlements)	(820)	(8,563)	(1,640)	(17,149)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,383	$40,053	$82,094	$82,833
Net sales	$354,061	$307,600	$681,206	$656,984
Net (loss) income margin	(0.4%)	34.6%	(2.9%)	14.6%
Adjusted EBITDAP margin	13.1%	13.1%	12.1%	12.3%

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended September 30, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Net loss	$(1,296)
Add-back:
Non-service defined benefit income	(820)
Income tax expense	1,742
Warrant remeasurement gain	(544)
Debt extinguishment losses	(688)
Interest expense and other, net	35,884
Operating income (loss)	$34,278	$54,639	$(3,348)	$(17,013)
Gain on sales of assets & businesses, net	(409)	—	—	(409)
Legal judgment loss	1,338	—	—	1,338
Share-based compensation	3,724	—	—	3,724
Amortization of acquired contract liabilities	(590)	(590)	—	—
Depreciation and amortization	8,042	6,953	644	445
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,383	$61,002	$(2,704)	$(11,915)
Net sales	$354,061	$318,795	$35,293	$(27)
Adjusted EBITDAP margin	13.1%	19.2%	(7.7%)	n/a

	Six Months Ended September 30, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Net loss	$(19,459)
Add-back:
Non-service defined benefit income	(1,640)
Income tax expense	3,492
Warrant remeasurement gain, net	(8,545)
Debt extinguishment losses	(4,079)
Interest expense and other, net	74,533
Operating income (loss)	$44,302	$100,423	$(5,924)	$(50,197)
Loss on sales of assets & businesses, net	12,208	—	—	12,208
Shareholder cooperation expenses	1,905	—	—	1,905
Legal judgment loss	1,338	—	—	1,338
Share-based compensation	7,346	—	—	7,346
Amortization of acquired contract liabilities	(1,165)	(1,165)	—	—
Depreciation and amortization	16,160	13,893	1,327	940
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$82,094	$113,151	$(4,597)	$(26,460)
Net sales	$681,206	$609,370	$71,876	$(40)
Adjusted EBITDAP margin	12.1%	18.6%	(6.4%)	n/a

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended September 30, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Net income	$106,526
Add-back:
Non-service defined benefit income	(8,563)
Income tax expense	1,750
Interest expense and other, net	32,453
Operating income	$132,166	$43,413	$5,924	$82,829
Gain on sales of assets & businesses, net	(103,883)	—	—	(103,883)
Share-based compensation	3,952	—	—	3,952
Amortization of acquired contract liabilities	(867)	(867)	—	—
Depreciation and amortization	8,685	7,507	672	506
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$40,053	$50,053	$6,596	$(16,596)
Net sales	$307,600	$274,198	$33,410	$(8)
Adjusted EBITDAP margin	13.1%	18.3%	19.7%	n/a

	Six Months Ended September 30, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Net income	$96,184
Add-back:
Non-service defined benefit income	(17,149)
Income tax expense	3,500
Interest expense and other, net	64,365
Operating income	$146,900	$76,564	$3,623	$66,713
Gain on sales of assets & businesses, net	(103,883)	—	—	(103,883)
Consideration payable to customer related to divestiture	17,185	—	17,185	—
Share-based compensation	5,530	—	—	5,530
Amortization of acquired contract liabilities	(1,390)	(1,390)	—	—
Depreciation and amortization	18,491	15,028	2,368	1,095
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$82,833	$90,202	$23,176	$(30,545)
Net sales	$656,984	$528,841	$128,163	$(20)
Adjusted EBITDAP margin	12.3%	17.1%	15.9%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended September 30, 2023
(amounts in 000s, except per share amounts)	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$446	$(1,296)	$(0.02)
Adjustments:
Legal judgment	1,338	1,338	0.02
Gain on sale of assets and businesses, net	(409)	(409)	(0.01)
Restructuring costs	1,942	1,942	0.03
Debt modification and extinguishment gain	(688)	(688)	(0.01)

Adjusted income from continuing operations - non-GAAP	$2,629	$887	$0.01

	Six Months Ended September 30, 2023
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(15,967)	$(19,459)	$(0.27)
Adjustments:
Loss on sale of assets and businesses, net	12,208	12,208	0.17
Restructuring costs	1,942	1,942	0.03
Shareholder cooperation expenses	1,905	1,905	0.03
Debt extinguishment losses	(4,079)	(4,079)	(0.06)
Legal judgment	1,338	1,338	0.02
			-
Adjusted loss from continuing operations - non-GAAP*	$(2,653)	$(6,145)	$(0.09)

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

	Three Months Ended September 30, 2022
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$108,276	$106,526	$1.63
Adjustments:
Gain on sale of assets and businesses, net	(103,883)	(103,883)	(1.59)
Restructuring costs (cash based)	2,152	2,152	0.03
Adjusted income from continuing operations - non-GAAP*	$6,545	$4,795	0.07
*Difference due to rounding.

	Six Months Ended September 30, 2022
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$99,684	$96,184	$1.47
Adjustments:
Income on sale of assets and businesses, net	(103,883)	(103,883)	(1.59)
Restructuring costs (cash based)	2,851	2,851	0.04
Consideration payable to customer related to divestiture^	17,185	17,185	0.26
Adjusted income from continuing operations - non-GAAP*	$15,837	$12,337	$0.19
*Difference due to rounding.
^Recorded in net sales.

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Operating income - GAAP	$34,278	$132,166	$44,302	$146,900
Adjustments:
(Gain) loss on sale of assets and businesses, net	(409)	(103,883)	12,208	(103,883)
Legal judgment loss	1,338	—	1,338	—
Restructuring costs (cash based)	1,942	2,152	1,942	2,851
Shareholder cooperation expenses	—	—	1,905	—
Consideration payable to customer related to divestiture	—	—	—	17,185
Adjusted operating income - non-GAAP	$37,149	$30,435	$61,695	$63,053
Adjusted operating margin - non-GAAP	10.5%	9.9%	9.1%	9.4%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Fiscal 2024
($ in millions)	Guidance
Operating Income	$152.0 - $167.0
Adjustments:
Loss on sale of assets and businesses	$13.0
Shareholder cooperation expenses	$2.0
Legal judgment loss	$2.0
Restructuring costs (cash based)	$2.0
Depreciation & Amortization	$38.0
Amortization of acquired contract liabilities	($3.0)
Share-based compensation	$10.0
Adjusted EBITDAP - non-GAAP	$216.0 - $231.0

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended September 30,		Six Months Ended September 30,		Fiscal 2024 Guidance
$ in millions	2023	2022	2023	2022
Cash used in operating activities	$(32.2)	$(19.4)	$(95.9)	$(112.4)	$ 65.0 - $ 85.0
Less:
Capital expenditures	(4.6)	(4.2)	(11.0)	(7.2)	$ (25.0) - $ (30.0)
Free cash use*	$(36.8)	$(23.5)	$(107.0)	$(119.5)	$ 40.0 - $ 55.0
* Differences due to rounding